UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2021

FAT Brands Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38250	82-1302696
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 319-1850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FAT	The Nasdaq Stock Market LLC
Series B Cumulative Preferred Stock, par value $0.0001 per share	FATBP	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	FATBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 13, 2021, FAT Brands Inc. (the “Company”) appointed Kenneth J. Kuick, age 52, as the Chief Financial Officer of the Company. Mr. Kuick most recently served as Chief Financial Officer of Noodles & Company, a national fast-casual restaurant concept, from November 2018 to August 2020, where he was responsible for leading the Company’s finance, accounting and supply chain operations. Prior to that, Mr. Kuick served as Chief Accounting Officer of VICI Properties Inc., a real estate investment trust specializing in casino properties, from October 2017 to August 2018, where he was responsible for accounting, consolidated financial operations, capital markets transactions, treasury, internal audit, tax and external reporting. Prior to that, Mr. Kuick served as Chief Accounting Officer of Caesars Entertainment Operating Company, a subsidiary of Caesars Entertainment Corporation, and as Vice President, Assistant Controller for Caesars Entertainment Corporation. Mr. Kuick is a Certified Public Accountant and earned his Bachelor of Science degree in Accounting and Business Systems from Taylor University. Mr. Kuick replaces Rebecca D. Hershinger as Chief Financial Officer of the Company.

Mr. Kuick will receive an annual base salary of $400,000 and an annual bonus incentive with target annual potential of 50% of base salary. Mr. Kuick will also receive an award of 100,000 shares of restricted common stock, vesting over a three-year period.

Mr. Kuick has no family relationships with any current director, director nominee or executive officer of the Company, and there are no transactions or proposed transactions to which the Company is a party or an intended party in which Mr. Kuick has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

The Company issued a press release on May 18, 2021 announcing the appointment of Mr. Kuick and other senior officers, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. The information in the attached press release is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated May 18, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 19, 2021

FAT Brands Inc.

By:	/s/ Andrew A. Wiederhorn
Andrew A. Wiederhorn
Chief Executive Officer